EXHIBIT 5

                      [Letterhead of McCarthy Tetrault]

                                                              May 14, 1998
Battle Mountain Canada Ltd.
Suite 2500, Royal Trust Tower
Toronto-Dominion Centre
Toronto, Ontario
M5K IJ5

Gentlemen:

      As set forth in the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Battle Mountain Canada Ltd., an Ontario corporation ("Battle Mountain Canada"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering by Battle Mountain Canada of a maximum aggregate of 2,500,000 exchangeable shares of Battle Mountain Canada (the "Exchangeable Shares") to holders of options under the 1997 Long-Term Incentive Plan of Battle Mountain Canada ("Plan"), certain legal matters in connection with the 2,500,000 Exchangeable Shares subject to issuance pursuant to the Plan are being passed upon for Battle Mountain Canada by us. At your request, this opinion is being furnished to you for filing as Exhibit 5 to the Registration Statement.

      In our capacity as counsel to Battle Mountain Canada, we have examined Battle Mountain Canada's articles and bylaws, each as amended to date, and have examined the originals, or copies certified or otherwise identified, of corporate records of Battle Mountain Canada, statutes and other instruments and documents as a basis for the opinions hereinafter expressed.

      On the basis of the foregoing, we are of the opinion that, upon issuance of and the payment for the Exchangeable Shares in accordance with the terms and provisions of the Plan, the Exchangeable Shares will be duly authorized, validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                          Yours truly,



                                          /s/ MCCARTHY TETRAULT